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                                                                    Exhibit 10.7
                             SALES AGENCY AGREEMENT


THIS AGREEMENT is made as of the 22 day of September, 1997, by and

BETWEEN HEDMAN RESOURCES LIMITED, (Principal)

AND Alliance Financial, Ltd., 4133 Whitney Avenue, Hamden, CT, USA 06518 ("AGENCY"). (Hereinafter referred to as the Agency)

WHEREAS, THE PARTIES HAVE MUTUALLY AGREED TO ENTER INTO AN EXCLUSIVE SALES AGENCY AGREEMENT FOR THE DISTRIBUTION OF ENVIROFIL.

NOW THEREFORE, in consideration of the parties, it is agreed:

1. EXCLUSIVE REPRESENTATION: Principal grants to Agency the exclusive right to act as Principal's sales representative, to solicit orders for the Principal's sole ("product or future products") within the following geographical area.

     As outlined in Appendix one (1).

2. SALES POLICIES: The prices, charges and terms of sale of the products ("Sales Policies") shall be established by the Principal. The Sales Policies shall be those currently in effect and established from time to time by the Principal in its price books, bulletins, and other authorized releases. Written notice of each Sales Policy change shall be given by the Principal to the Agency at least ninety (90) days in advance of such change.

3. ORDERS AND COLLECTIONS: Orders for products solicited by the Agency shall be forwarded to and subject To acceptance by the Principal. All invoices in connection with orders to the Territory shall be rendered by the Principal direct to the customers, and full responsibility for all collections and bad debts rests with the Principal. The Principal agrees to refer to the Agency for attention all inquiries concerning the Principal's products received by the Principal from any source or by any means whatsoever from the Territory or for shipment of products into the territory. The Principal agrees to promptly furnish the Agency with copies of all correspondence and documentation between the Company and any customer covering any Envirofil orders from within or for shipment into the Territory or sold to a customer within the Territory and to furnish the Agency with statement on the twentieth (20th) day of each month covering the amount of orders and the amount of invoices for the previous month and the amount of commission due the Agency.

4. DUTIES: The Purpose of this Agreement is to promote orders and reorders of Principal's products and services in the Territory and the long term goodwill of the Agency. The Agency agrees to diligently and faithfully work the Territory in an endeavour to secure business for the Principal and use its best efforts to promote Principal's products. Principal will provide product training to Agency staff and use its best efforts to perform and provide its products in a fit, merchantable, workmanlike and marketable manner, provide marketing support for the sales effort of the Agency and protect and promote Agency-customer relationships within the territory.




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5.   RELATIONSHIP CREATED: The Agency is not an employee of the Principal for any purpose whatsoever, but is an independent contractor. Principal is interested only in the results obtained by the "Agency, who shall have sole control of the manner and means of performing under this Agreement. Principal shall not have the right to require Agency To do anything which would jeopardize the relationship of independent contractor between Principal and Agency, unless otherwise agreed in writing. Agency shall be responsible for Agency's taxes. All expenses and disbursements incurred by Agency in connection with performance by Agency or Agency's sales activities shall be borne wholly and completely by Agency. Agency does not have, nor shall Agency hold itself out as having any right, power or authority to create any contract or obligation, express or implied, on behalf of, in the name of, or binding on the Principal unless Principal shall consent thereto in writing, excepting to solicit orders as the same are more particularly defined in this Agreement. Agency shall have the right to appoint and shall be solely responsible for Agency's own sub-agents, salespersons, employees, agents and representatives who shall be at Agency's own risk, expense and supervision and shall not have any claim against the Principal for compensation or reimbursement unless otherwise agreed to in writing between the parties. Principal shall not during the term of this Agreement or for one year after termination thereof engage, hire or employ Agency's sub-agents, salesperson, employees, representatives or agents unless otherwise agreed to be Agency. On termination of the Agency's right To solicit orders for new business for the Principal, the Agency shall promptly return to the Principal all promotional material, order forms and supplies provided by the Principal to the Agency prior to termination.

6. COMMISSION: The Agency's commission rate is 9% of the next product sold, excluding transportation costs.

6.1. Commissions are earned by the Agency on all accepted orders solicited within and/or delivered to the Territory, whether the orders are sent in by the Agency, received by the Principal by the mails, taken at the Principal's place of business, or otherwise. The Principal has the option of accepting or rejecting any order solicited within the Territory or any order for delivery to the Territory, except that an order will be considered an accepted order for the purpose of commissions, unless the Principal does not ship or invoice and notifies the Agency in writing of the order or orders rejected by the Principal within thirty (30) days of the submission of the order to the Principal whether submitted by the Agency, a customer or through some other source. If the order is submitted by mail, the order will be considered accepted, unless the Principal does not ship or invoice and notifies the Agency in writing of the Principal's rejection of the order within thirty (30) days of the mailing of such order by the Agency or the customer or otherwise to the Principal. Principal shall be entitled to charge back against Agency's commission a sum equal to the commission paid on orders on which the Principal has shipped the product, the customer has returned the product and the Principal has given the customer full refund or credit for the purchase price on such returned product. Commissions payable To the Agency shall be computed on the net amount of each invoice rendered for each order or part of an order on shipment, exclusive of freight and transportation costs, including insurance, normal and recurring bona fide trade discounts and any applicable sales or similar taxes. The Agency shall not be charged with or liable for advertising allowances nor any decrease or reduction of commission based upon volume or other discounts unless mutually agreed in writing by all parties prior to acceptance of the order. All commissions payable To the Agency hereunder shall be due and payable to the Agency on or before the twentieth (20th) day of the month immediately following invoicing. In the event of termination of this Agreement by either party, the Agency shall be paid commissions on all orders from orders deliveries To the Territory which are substantially attributable in whole or in part to activities or services performed prior to the effective date of termination, regardless of the shipment and invoice date, except in the event of a for cause termination under Paragraph 7.1 in which event Commission obligation is limited to shipments made by Principal prior to the effective date of termination.

6.2 Principal in Principal's sole discretion has the right to split Commissions on Orders: obtained solely outside the Territory and in the exclusive Territory of another Sales Agency to whom Principal pays Commission on the Order; deliveries outside the "Territory" to the exclusive Territory of another Sales Agency to whom Principal pays Commission on the delivery to the extent that Principal pays Commission To the other Sales Agency; but in no event shall the Commission payable to Agency herein be reduced by reason of the split To less than fifty percent (50%) of the amount Agency earns pursuant To Paragraph 6.1 of this Agreement.
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7.  Terms:

        This agreement shall continue in force and effect for one (1) year and thereafter from year to year based upon the Agent selling no less than two thousand tons of Envirofil per year. This agreement will not exceed twenty-one (21) years unless renewed thereafter in writing by the parties unless the first to occur of the following events at which time the Agencies right to solicit new business shall terminate.

7.1  For Cause Termination:

7.1.1 Commission of a felony by either party in the course of performance of the Agreement shall entitle the other to effect immediate termination upon the giving of written notice.

7.1.2 The election of one party (the "aggrieved party") to terminate this Agreement upon (1) the actual breach or actual default by the other party in the reasonable performance of the defaulting party's obligations and duties under this Agreement and (2) the failure of the defaulting party to cure the same within 15 days (the "cure period") after receipt by the defaulting party of a good faith written notice from the aggrieved party specifying such breach or default and (3) provided that the defaulting party has not cured the default and the aggrieved party may then give written notice To defaulting party of his or its election To terminate ten (10) days after expiration of the cure period.

7.2  Without Cause Termination:

7.2.1 After the first year, on expiration of any one year term, provided written notice of election to terminate is given in writing to the other party sixty (60) days before the expiration of the existing term.

7.2.2 After the first full year, either party retains the right to terminate at any time after one-hundred twenty (120) days written notice to the other party of election to terminate.

8. General Provisions:

8.1 This agreement may be modified or amended in whole or in part from time to time only by the mutual written agreement signed by all parties and delivered by each to the other prior to the effective date of such modification or amendment. Principal shall save Agency harmless from and against and indemnify Agency for all liability, loss, costs, expense or damages whatsoever caused by reason of any of the Principals products (whether or not defective or covered by warranty) and any act or commission of Principal or Principals customers or vendees, including but not limited to any injury (whether to body, property of personal or business character or reputation) sustained by any person or organization or to any person or to property whether from breach of warranty, products liability, infringement or any patent rights or other rights of third parties and whether from any violation of municipal, state or federal laws or regulations governing the products or services or their sale which may result from the sale or distribution of the products by the Agency, and including any act by the Agency related to the design, alteration, modification or change of the product supplied by the Principal, except as to modification or change caused by or assumed in writing by Agency. Principal agrees to include Agency as an insured in all policies of Principal which provide protection or indemnity against any liability to customers, consumers or third parties as to any liability or responsibility above referred to. All provisions of this Agency Agreement, including the provisions of this Paragraph 8, shall be subject to and shall be enforced and construed pursuant to the laws of the State (Agencies State) where the Agencies principal office is located, as set forth below. Principal hereby appoints as its agent for service of process in connection with any action brought by Agency against Principal hereunder the Secretary of State of Agencies state of residence at the time such action is brought. In the event of litigation, prevailing party shall be entitled to recover interest as may be provided by law. Court costs and reasonable attorneys fees.

        If and in event any provision of this agreement is void or voidable under any applicable local or state law, such void or voidable provision shall not affect the balance of the Agreement which shall remain fully enforceable as if void or voidable provision had been deleted by mutual consent of the parties.
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9.   NOTICES:

          Any notice, demand or request required or permitted to be given hereunder shall be in writing and shall be deemed effective twenty-four (24) hours after having been deposited in the United States mail, postage prepaid, registered or certified and addressed to the addressee at its main office, as set forth below. Any party may change its address for purposes of this Agreement by written notice given in accordance herewith.


DATE: Sept. 22/99

DIRECTOR: X                             AGENCY: Alliance Financial Ltd.
         ---------------------------           ----------------------------

By: /s/ Claude Taillefer                   By: /s/ John M. Scalesse
    --------------------------------           ----------------------------

Title: President & CEO                     Title: President
       -----------------------------              -------------------------

Address of Principal's Main Office:     Address of Agency's Main Office:

Hedman Resources Limited                4133 Whitney Avenue, Building 2,
106 Fielding Road,                      Hamden, Connecticut, USA
Lively, Ontario, Canada                 06518
P3Y 1L5
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                           ALLIANCE FINANCIAL LIMITED

                                  APPENDIX "A"

COMPANY NAME                            LOCATION
------------                            --------

UNIVERSAL FRICTION                      MANHEIM, PA

RAYBESTOS                               CRAWFORDSVILLE, INDIANA

PM AUTOMOTIVE                           BATAVIA, ILLINOIS

AC MOLDING                              WALLINGFORD, CT

BRAKE PARTS INC.                        HAMDEN, CT

FRICTION PRODUCTS                       MEDINA, OHIO

WHEELING BRAKE                          BRIDGEPORT, OHIO

HIBBING INTERNATIONAL                   NEW CASTLE, INDIANA

HYDRAMECHANICAL                         STERLING HEIGHTS, MICHIGAN

PLASTLOCK INC                           BUFFALO, NY

PMC INC                                 DALLAS, TEXAS

SAVEREISEN INC                          PITTSBURGH, PA

GENERAL ELECTRIC                        FAIRFIELD, CT

UNION CARBIDE                           DANBURY, CT

AMERICAN REFRACTORIES                   NORTH HAVEN, CT

AREMCO                                  OSSINING, NY

TRIMITE POWDERS                         SPARTANSBURG, SC

FARBOR POWDER COATINGS                  BALTIMORE, MD

BENDIX/ALLIED SIGNAL                    SOUTHFIELD, MICHIGAN

ECHLIN MFG                              BRANFORD, CT

ABELSON & ASSOCIATES                    WASHINGTON, DC

HIGHWAY REHAB CORP                      BREWSTER, NY

The above accounts have been approved for Alliance Financial, Limited.

/s/ Claude Taillefer                    /s/ John M. Scalesse
-----------------------------------     -----------------------------------
Claude Taillefer                        John M. Scalesse
President and CEO                       President
Hedman Resources Limited                Alliance Financial Limited


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                           ALLIANCE FINANCIAL LIMITED

                                  APPENDIX "B"

COMPANY NAME                            LOCATION
------------                            --------
HONEYWELL/ALLIED SIGNAL                 SOUTHFIELD, MICHIGAN
ECHLIN MFG                              BRANFORD, CT.
RAYTECH                                 SHELTON, CT.

The above accounts have been approved for Alliance Financial, Limited

/s/ Claude Taillefer                    /s/ John M. Scalesse
-------------------------------------   ----------------------------------------
Claude Taillefer                        John M. Scalesse
President and CEO                       President
Hedman Resources Limited                Alliance Financial, Limited
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Per our discussion, I have created an APPENDIX "B" for those accounts which will be paid at 10% commission and changed the commission paragraph to reflect this.

          6. COMMISSION: APPENDIX 'A' -- The Agency's commission rate is 9% of the next product sold, excluding transportation costs.

          APPENDIX 'B' -- The Agency's commission rate is 10% of the next product sold, excluding transportation costs.